Divakar Gupta (212) 479-6474 dgupta@cooley.com	Exhibit 99.1 VIA EDGAR

December 5, 2016

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Attn:	Ms. Suzanne Hayes

Ms. Mary Beth Breslin

Mr. Scot Foley

Re:	ObsEva SA

Confidential Draft Registration Statement on Form F-1

Submitted December 5, 2016

CIK No. 0001685316

Ladies and Gentlemen:

On behalf of our client, ObsEva SA (the “Company”), and in connection with a proposed initial public offering (“IPO”) of the Company’s common shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s IPO, the Registration Statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of the submission of the Company’s revised draft Registration Statement on December 5, 2016 (the “Amended DRS”), the Amended DRS satisfies Item 8.A.4 of Form 20-F, which is applicable to the Amended DRS pursuant to Item 4(a) of Form F-1, because it contains audited financial statements for the two years ended December 31, 2014 and 2015 and unaudited financial statements for the nine months ended September 30, 2015 and 2016, in each case prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. However, the Company anticipates filing amendments to the Amended DRS after December 31, 2016 containing the same financial statements as those that are contained in the Amended DRS because its audited financial statements will not be available at the anticipated time of such filings.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at:

December 5, 2016

http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the staff of the Division of Corporation Finance notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

In connection with this request, we, as counsel to the Company, represent to the Commission that:

1. The Company is not currently a public reporting company in any other jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3. Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the year ended December 31, 2016 will be available until March 2017.

5. In no event will the Company seek effectiveness of the Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Amended DRS pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

* * * *

Please direct any questions concerning this letter to either the undersigned at (212) 479-6474, Nicole Brookshire at (617) 937-2357 or Charles S. Kim at (858) 550-6049.

    Very truly yours,

    /s/ Divakar Gupta

    Divakar Gupta

cc:	Ernest Loumaye, ObsEva SA

Nicole Brookshire, Cooley LLP

Charles S. Kim, Cooley LLP